Switch Announces Fourth Quarter and Full Year 2018 Financial Results
Annual Revenue of $405.9 million, Net Income of $29.3 million, and Adjusted EBITDA of $201.7 million
NOTE: The accompanying press release updates the press release previously issued by the company on March 12, 2019. Capital expenditures for the quarter ended December 31, 2018 should have been $54.4 million, instead of $55.0 million and for the year ended December 31, 2018 should have been $275.5 million, instead of $276.2 million. These changes impacted only the growth capital expenditures along with the associated breakdown by campus location. No other information has been modified.
LAS VEGAS, NV — March 12, 2019 — Switch, Inc. (NYSE: SWCH) (“Switch”) today announced financial results for the quarter and the year ended December 31, 2018.

“Switch continues to execute on its strategic plan to cultivate hyperscale technology environments across its Primes, which represent the most resilient and technologically advanced colocation facilities in the industry. In 2019, we remain focused on supporting the continued growth of Switch’s Enterprise Elite Hybrid Cloud Ecosystems, including both Fortune 1000 enterprise and leading cloud service provider deployments,” said Rob Roy, CEO, chairman and founder of Switch. “Leveraging our best-in-class patented designs, we believe Switch remains uniquely positioned to capture an increasing share of enterprise colocation requirements as the hybrid cloud evolution continues.”

2018 Financial Results

•	Total revenue of $405.9 million, an increase of 7% compared to $378.3 million in 2017.

•
Operating income of $54.7 million, compared to $18.8 million in 2017, which included the impact of $71.3 million in non-recurring equity-based compensation expense resulting from the accelerated vesting of certain incentive units of Switch, Ltd. and related awards granted under Switch’s 2017 Incentive Award Plan in connection with Switch’s initial public offering (“IPO”). Operating income in 2018 also included a $17.5 million increase in depreciation from assets placed into service.

•	Net income of $29.3 million, compared to a loss of $8.6 million during 2017, which included the impact of $71.3 million in non-recurring equity-based compensation expense previously discussed.

•	Adjusted EBITDA of $201.7 million, compared to $194.7 million in 2017, an increase of 4%.

•
Capital expenditures of $275.5 million, compared to $402.6 million in 2017, a decrease of 32%. The decrease in capital expenditures was due to lower spending in The Core Campus, The Citadel Campus, and The Pyramid Campus, partially offset by increased investment in The Keep Campus. Maintenance capital expenditures were $8.0 million in 2018, representing 2.0% of total revenues.

•	Churn of 0.5%, compared to 0.6% in 2017.(1)

Fourth Quarter 2018 Financial Results

•	Quarterly revenue of $103.2 million, compared to $99.3 million for the same quarter in 2017.

•
Operating income of $16.9 million, compared to an operating loss of $54.6 million for the same quarter last year. Operating income in the fourth quarter of 2018 includes the impact of $7.5 million in equity-based compensation expense, compared to $79.9 million in the same quarter of 2017, and $2.9 million in additional depreciation from assets placed into service.

•	Net income of $11.2 million, compared to a loss of $60.3 million for the same quarter in 2017.

•	Adjusted EBITDA of $53.6 million, compared to $51.1 million for the same quarter in 2017; reflecting EBITDA margins of 52.0%, compared to 51.4% for the same quarter in 2017.

•	Capital expenditures of $54.4 million, compared to $118.6 million for the same quarter in 2017.

•	Churn of 0.4%, compared to 0.3% for the same quarter in 2017.(1)

(1)	Churn is defined as a reduction in recurring revenue attributed to customer terminations or non-renewal of expired contracts, as a percentage of revenue at the beginning of the period.

“In its first full-year as a public company, Switch achieved several key strategic milestones, while maintaining focus on our long-term business model,” said Thomas Morton, president of Switch. “We expect to continue to deepen our relationships with key enterprise and hyperscale cloud partners, and to continue to broaden the scale and scope of our sales organization to position Switch for sustainable long-term growth and profitability.”

“We are pleased with Switch’s progress toward meeting its financial and strategic goals during the final quarter of 2018,” said Gabe Nacht, CFO of Switch. “We delivered revenues within our revised guidance range, while our solid cost discipline drove strong profitability with Adjusted EBITDA coming in above the high end of our revised outlook. We enter 2019 well-positioned from a sellable capacity perspective with low debt leverage, and we remain focused on sound execution across all facets of the business.”

Balance Sheet and Liquidity
As of December 31, 2018, Switch’s total debt outstanding, including capital lease obligations, net of cash and cash equivalents was $524.5 million, equating to a net debt to fourth quarter 2018 annualized Adjusted EBITDA ratio of 2.4x. As of December 31, 2018, Switch had liquidity of $581.6 million, including cash and cash equivalents and availability under its revolving line of credit.

Capital Expenditures and Development
Capital expenditures for the fourth quarter of 2018 totaled $54.4 million, including maintenance capital expenditures of $2.8 million, compared to $1.6 million in the same quarter last year. Growth capital expenditures were $51.6 million for the fourth quarter of 2018, compared to $117.0 million in the year ago period. During the year ended December 31, 2018, Switch invested (i) $134.2 million in The Core Campus, opening one additional sector at LAS VEGAS 10 with 860 sellable cabinet equivalents, opening LAS VEGAS 11, and adding 20 megawatts of combined power and cooling capacity; (ii) $89.0 million in The Citadel Campus, opening two sectors adding 920 sellable cabinet equivalents, increasing power capacity by 10 megawatts, and acquiring 722 acres of land; (iii) $28.0 million for additional expansions in The Pyramid Campus, primarily related to opening one new sector (212 cabinet equivalents) and acquiring 139 acres of land to support wetland mitigation; and (iv) $24.3 million on the completed site developments and continued building construction at The Keep Campus, which we believe remains on track to open in the fourth quarter of 2019.

Dividend
Switch’s Board of Directors has declared a cash dividend of $0.0294 per share of Switch’s Class A common stock. The dividend will be payable on April 4, 2019 to all stockholders of record as of the close of business on March 25, 2019. Prior to the payment of this dividend, Switch, Ltd. will make a cash distribution to all holders of record of common units of Switch, Ltd., including Switch, of $0.0294 per common unit.

Future declarations of quarterly dividends are subject to the determination and discretion of the Board of Directors based on its consideration of many factors, including Switch’s results of operations, financial condition, capital requirements, restrictions in Switch, Ltd.’s debt agreements and other factors that the Board of Directors deems relevant.

2019 Guidance
Switch introduces the following guidance for 2019:

•	Revenue in the range of $436 million to $445 million, representing 8.5% growth at the midpoint.

•	Adjusted EBITDA in the range of $217 million to $223 million, representing a 50% EBITDA margin at the midpoint.

•	Capital expenditures in the range of $210 million to $260 million.

Switch does not provide reconciliations for the non-GAAP financial measures included in the 2019 guidance above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income, depreciation, impairment charges, gains or losses on retirement of debt and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Switch’s calculations of Adjusted EBITDA.

Upcoming Conferences and Events
Switch management will participate in the following upcoming investor conferences:

•	47th Annual J.P. Morgan Global Technology, Media and Communications Conference, May 14-16, 2019 in Boston, MA.

•	RBC Global Datacenter and Connectivity Conference, May 28-29, 2019 in San Francisco, CA.

•	William Blair 39th Annual Growth Stock Conference, June 4-6, 2019 in Chicago, IL.

Conference Call Information
Switch will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time on March 12, 2019. Parties in the United States and Canada can access the call by dialing 888-394-8218, using conference code 3133211. International parties can access the call by dialing 720-452-9217, using conference code 3133211.

The webcast will be accessible on Switch’s investor relations website at https://investors.switch.com for one year. A telephonic replay of the conference call will be available through Tuesday, March 19, 2019. To access the replay, parties in the United States and Canada should call 888-203-1112 and enter conference code 3133211. International parties should call 719-457-0820 and enter conference code 3133211.

Presentation of Financial Information
This press release includes historical consolidated results for the periods presented of Switch, Ltd. and its subsidiaries, the predecessor of Switch, Inc., for financial reporting purposes. Accordingly, the consolidated financial statements for periods prior to the completion of the IPO on October 11, 2017 have been adjusted to combine the previously separate entities for presentation purposes. Amounts for the period from January 1, 2017 through October 10, 2017 presented in the consolidated financial statements herein represent the historical operations of Switch, Ltd. and its subsidiaries. The amounts as of December 31, 2017, for the period from October 11, 2017 through December 31, 2017, and for the year ended December 31, 2018 reflect the consolidated operations of Switch, Inc. For the period from June 13, 2017 to October 10, 2017, Switch, Inc. had no business transactions or activities and had no assets or liabilities with the exception of the issuance of one share at par value of $0.001 per share, which was canceled as of the closing date of the IPO.

Use of Non-GAAP Financial Measures
To supplement Switch’s consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Switch uses Adjusted EBITDA, Adjusted EBITDA margin and net debt, which are non-GAAP measures, in this press release. Switch defines Adjusted EBITDA as net income (loss) adjusted for interest expense, interest income, income taxes, depreciation and amortization of property and equipment and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense; (ii) equity in net losses of investments; and (iii) certain other items that Switch believes are not indicative of its core operating performance. Switch defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Switch defines net debt as total debt outstanding, including capital lease obligations, net of cash and cash equivalents.
The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In addition, the non-GAAP measures exclude certain recurring expenses that have been and will continue to be significant expenses of Switch’s business.
Switch believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making.
For more information on Switch’s non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Net Income (Loss) to Adjusted EBITDA” table in this press release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Switch’s anticipated operating results for the year ending December 31, 2019, Switch’s beliefs regarding its positioning in the market and its ability to capture an increasing share of enterprise colocation requirements, Switch’s expectations regarding the evolution of its marketplace, Switch’s expectations regarding its relationships with key enterprise and hyperscale cloud partners, Switch’s plans regarding its sales organizations and the resulting impact on its long-term growth and profitability, Switch’s anticipated timing for opening The Keep Campus, statements regarding future declarations of quarterly dividends and customer deployment plans. Switch’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. The risks and uncertainties that could affect Switch’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include, without limitation (i) our ability to successfully implement our business strategies and effectively manage our growth and expansion plans; (ii) delays or unexpected costs in development and opening of data center facilities; (iii) any slowdown in demand for our existing data center resources; (iv) our ability to attract new customers and achieve sufficient customer demand to realize future expected returns on our investments; (v) our ability to effectively compete in the data center market; (vi) our ability to license space in our existing data centers; (vii) the geographic concentration of our data centers in certain markets; (viii) local economic, credit and market conditions that impact our customers in these markets; (ix) the impact of delays or disruptions in third-party network connectivity; (x) developments in the technology and data center industries in general that negatively impact us, including development of new technologies, adoption of new industry standards, declines in the technology industry or slowdown in the growth of the Internet; (xi) our ability to adapt to evolving technologies and customer demands in a timely and cost-effective manner; (xii) our ability to obtain necessary capital to fund our capital requirements and our ability to continue to comply with covenants and terms in our credit instruments; (xiii) fluctuations in interest rates and increased operating costs, including power costs; (xiv) significant disruptions, security breaches, including cyber security breaches, or system failures at any of our data center facilities; (xv) loss of significant customers or key personnel; (xvi) the impact of future changes in legislation and regulations, including changes in real estate and zoning laws, ABA, environmental and other laws that impact our business and industry, in addition to those under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in Switch’s Annual Report on Form 10-K for the year ended December 31, 2017 and in Switch’s other reports filed with the Securities and Exchange Commission (“SEC”). Switch’s SEC filings are available on the Investors section of Switch’s website at https://investors.switch.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and Switch disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch’s views as of any date subsequent to the date of this press release.

ABOUT Switch

POWERING THE FUTURE OF THE CONNECTED WORLD®

Switch (NYSE: SWCH), the technology infrastructure corporation headquartered in Las Vegas, Nevada is built on the intelligent and sustainable growth of the internet. Switch founder and CEO Rob Roy has developed more than 600 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solution ecosystems.

The Switch Primes located in Las Vegas and Tahoe-Reno, Nevada; Grand Rapids, Michigan; and Atlanta, Georgia are the world’s highest-rated hyperscale data center campus ecosystems with low latency to major U.S. markets. The Switch Primes are located in the most cost-effective area of each North American zone based on power, connectivity, taxes, cost of living and lower risk of natural disasters. Visit switch.com for more information.

Investor Contact:
Matthew Heinz, CFA
VP of Investor Relations and FP&A
investorrelations@switch.com
(702) 479-3993

Switch, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$81,560	$264,666
Accounts receivable, net of allowance of $426 and $472, respectively	17,654	16,386
Prepaid expenses	6,781	5,037
Other current assets	2,332	2,101
Total current assets	108,327	288,190
Property and equipment, net	1,302,770	1,133,572
Long-term deposit	3,333	3,842
Deferred income taxes	28,550	981
Other assets	17,050	8,174
TOTAL ASSETS	$1,460,030	$1,434,759

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Long-term debt, current portion	$6,000	$6,000
Accounts payable	20,501	18,934
Accrued salaries and benefits	5,258	5,211
Accrued expenses	9,778	6,469
Accrued construction payables	12,729	7,052
Deferred revenue, current portion	10,800	11,482
Customer deposits	9,962	8,634
Capital lease obligations, current portion	—	2,309
Total current liabilities	75,028	66,091
Long-term debt, net	580,566	585,760
Capital lease obligations	19,466	19,466
Deferred revenue	22,260	19,382
Liabilities under tax receivable agreement	52,535	—
Other long-term liabilities	1,823	1,927
TOTAL LIABILITIES	751,678	692,626
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value per share, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.001 par value per share, 750,000 shares authorized, 55,218 and 35,938 shares issued and outstanding, respectively	55	36
Class B common stock, $0.001 par value per share, 300,000 shares authorized, 148,481 and 173,624 shares issued and outstanding, respectively	149	174
Class C common stock, $0.001 par value per share, 75,000 shares authorized, 42,945 shares issued and outstanding	43	43
Additional paid in capital	140,191	107,008
Retained earnings	2,693	1,602
Accumulated other comprehensive income	79	31
Total Switch, Inc. stockholders' equity	143,210	108,894
Noncontrolling interest	565,142	633,239
TOTAL STOCKHOLDERS' EQUITY	708,352	742,133
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,460,030	$1,434,759

Switch, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share/unit data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$103,214	$99,328	$405,860	$378,275
Cost of revenue	55,213	53,655	224,413	198,230
Gross profit	48,001	45,673	181,447	180,045
Selling, general and administrative expense	31,092	99,628	126,768	160,569
Impact fee expense	—	649	—	649
Income (loss) from operations	16,909	(54,604)	54,679	18,827
Other income (expense):
Interest expense, including $409, $402, $1,636, and $1,303, respectively, in amortization of debt issuance costs	(6,544)	(7,290)	(26,370)	(25,079)
Equity in net losses of investments	—	(122)	(331)	(1,077)
Loss on extinguishment of debt	—	—	—	(3,565)
Other	680	688	3,283	1,333
Total other expense	(5,864)	(6,724)	(23,418)	(28,388)
Income (loss) before income taxes	11,045	(61,328)	31,261	(9,561)
Income tax benefit (expense)	121	981	(1,943)	981
Net income (loss)	11,166	(60,347)	29,318	(8,580)
Less: net income attributable to noncontrolling interest	8,612	6,628	25,266	6,628
Net income (loss) attributable to Switch, Inc.	$2,554	$(66,975)	$4,052	$(15,208)

Net income (loss) per share/unit:
Basic	$0.05	$(2.09)	$0.09	$(1.88)
Diluted	$0.05	$(2.09)	$0.09	$(1.88)

Weighted average shares/units used in computing net income (loss) per share/unit:
Basic	53,453	32,032	45,682	8,074
Diluted	53,500	32,016	45,753	8,074

Other comprehensive income:
Foreign currency translation adjustment, before and after tax	—	122	331	908
Comprehensive income (loss)	11,166	(60,225)	29,649	(7,672)
Less: comprehensive income attributable to noncontrolling interest	8,612	6,732	25,549	6,732
Comprehensive income (loss) attributable to Switch, Inc.	$2,554	$(66,957)	$4,100	$(14,404)

Switch, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Net income (loss)	$11,166	$(60,347)	$29,318	$(8,580)
Interest expense	6,544	7,290	26,370	25,079
Interest income	(382)	(536)	(2,383)	(572)
Income tax (benefit) expense	(121)	(981)	1,943	(981)
Depreciation and amortization of property and equipment	27,356	24,448	106,666	89,124
Loss on disposal of property and equipment	397	545	1,206	569
Equity-based compensation	7,539	79,911	35,733	84,790
Equity in net losses of investments	—	122	331	1,077
Shareholder-related litigation expense	1,132	—	2,516	—
Loss on extinguishment of debt	—	—	—	3,565
Impact fee expense	—	649	—	649
Adjusted EBITDA	$53,631	$51,101	$201,700	$194,720

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